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Exhibit 23.5

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of NetBank, Inc. of our report dated February 7, 2000, except as to the second paragraph of Note 21, for which the date is June 30, 2000, relating to the consolidated financial statements, which appears as Exhibit 99.1 in Resource Bancshares Mortgage Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
McLean, Virginia

December 14, 2001

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Exhibit 23.5 Consent of Independent Accountants